Exhibit 99.1
Energy Vault Reports Fourth Quarter and Full Year 2023 Financial Results

FY 2023 revenue of $341.5 million, up 134% YoY and 18% QoQ, within annual guidance range
Increased cash position to $146 million with no debt, above prior guidance of $132 million from Q3 2023
Reduced quarterly cash Operating Expense run rate by 25-30% through actions taken in Q4 2023, enabling a 2024 reduced quarterly cash OpEx of $13-15 million to accelerate shift to cash flow positive exiting 2024 and FY 2025
FY 2023 gross margin of 5.1%, reflecting a lower than expected Q4 gross margin due to timing of revenue and associated gross profit recognition shifting from Q4 into 2024 for gravity licenses and battery projects
Commercial pipeline growth of 24.5 GWh YoY, up 89% and 5.8 GWh QoQ, up 12.6%
Strong global momentum in Gravity energy storage across three continents:
Territory expansion of 16 countries in Southern Africa (SADC countries) via new License and Royalty agreement;
Achieved China state grid interconnection in Q4 2023 as planned for the first 25MW EVx gravity storage system; Three additional Gravity Energy Storage systems of 368 MWh bringing total projects to 3.7 GWh
Announcing new Development Agreement with US public utility in Washington State to serve multi-GWh long duration energy storage requirements
Delivered and commissioned first three Battery energy storage systems in totaling ~ 1GWh.
Wellhead Electric (275MWh) and Nevada Energy (440MWh) commissioned on schedule and in record time frames from site mobilization to system energization.
Commenced construction on the largest Green Hydrogen ultra-long duration energy storage micro-grid system in the US with California’s largest public utility PG&E ; expected to be online mid-2024
Energy Vault’s proprietary VaultOS Energy Management Software enabled efficient commissioning and begins SAAS recurring revenue model for the Company
Q1 2024 revenue expected to be in line with prior Q1 2023 given normal seasonality of revenue recognition and project starts with stronger double-digit gross margins given the shift of revenue and gross margin recognition from the prior Q4 2023; we expect to exit Q1 2024 with an unrestricted cash balance of ~$125-150 million
Investor and Analyst Day scheduled for May 8, 2024, in New York City, one day following our scheduled Q1 financial results call on May 7, 2024. The Investor Day will include new product and customer announcements, portfolio updates and financial guidance.
WESTLAKE VILLAGE, Calif., March 12th, 2024 – Energy Vault Holdings, Inc. (NYSE: NRGV) (“Energy Vault” or “the Company”), a leader in sustainable, grid-scale energy storage solutions, announced financial results for the fourth quarter and full-year ended December 31, 2023.
“The Energy Vault team successfully executed on our most important priority that we set at the beginning of 2023 –deployments of our first energy storage projects across multiple customers delivered on time, on budget and at the quality, safety and performance levels that meet or exceed our customer expectations.” said Robert Piconi, Chairman and CEO of Energy Vault. “In addition to commissioning ~1 GWh of battery and hybrid short duration energy storage systems in the second half of 2023 under our new OS-Vault Energy Management System, we also continued to solidify our global leadership position in long duration energy storage with gravity energy territory expansions across the globe in the US with a large public utility and Southern Africa to complement explosive growth in China with total projects now surpassing 3.7 GWh of EVx gravity energy systems. With the innovation in motion with the construction start of the largest green hydrogen energy storage micro-grid in the USA with PG&E in California serving a multi-day, ultra-long duration storage need, we are clearly demonstrating our unmatched capabilities as an energy storage solutions provider. We look forward to sharing more at our upcoming Investor and Analyst Day in May.”
Fourth Quarter and Full Year 2023 Financial Highlights
•Fourth quarter revenue of $118.2 million and full year 2023 revenue of $341.5 million largely driven by successful deployment of our battery energy storage systems. Full year revenue was within our 2023 guidance range held consistent through the year.
•Fourth quarter GAAP gross margin of 3.4% and gross profit of $4.0 million. Q4 quarterly gross margin was lower than expected due to timing of recognition of positive margin impacts in both battery and gravity related gross profit that shifted from Q4 and is now expected in 2024. Gross margin and gross profit for the twelve months ended December 31, 2023, were thus 5.1% and $17.5 million, respectively.
•Fourth quarter net loss improved 4.8% year over year to $(22.2) million while full year net loss was 26% larger at $(98.4) million due to the impact of non-cash related stock-based compensation and the shift of gross profit from Q4 2023 to 2024.
•Fourth quarter Adjusted EBITDA declined $3.6 million year over year to $(14.8) million reflecting a shift in timing of both battery and gravity revenue and gross profit from Q4 2023 to 2024. Full year Adjusted EBITDA declined $50.7 million to $(62.1) million, within our guidance range.
•Total cash and cash equivalents on the balance sheet of $145.6 million and no debt as of December 31, 2023. Cash and cash equivalents improved $13.4 million compared to the balance as of September 30, 2023.
•Secured non-cash project performance bonding capacity remains in excess of $1 billion available to facilitate upcoming project deployment and customer growth in the near to intermediate term.
Operating and Other Highlights
•Gravity energy storage is building momentum:
◦The Rudong, China 100 MWh gravity energy storage system is approaching full operation as it was fully interconnected to the local state utility grid in December 2023, which will enable full commissioning, inverse power transmission, and operational activity powered by the State Grid.
◦Three additional gravity based EVx projects totaling 368 MWh have broken ground in China including 68 MWh Zhangye, 200 MWh Jinta, and 100 MWh Huailai. Gravity-based EVx projects in China now total 3.7 GWh, all of which are expected to generate high margin recurring revenue royalty streams to Energy Vault.
◦Signed a $20 million 10-year gravity technology license and royalty agreement with GESSOL covering the Southern Africa Development Community (SADC). GESSOL is a consortium including WBHO, one of the largest listed EPC companies in Southern Africa, iX Engineers, and Sizana Solutions. Total addressable market for the 16 member-state SADC is expected to be 125 GWh through 2035, providing us another attractive growth geography for our gravity technology.
◦Signed a development agreement with a public utility in Washington State to develop and deploy Energy Vault gravity energy storage technology with total need being multiple GWh’s of storage capacity.
•VaultOS Energy Management Software delivered in SAAS recurring revenue model with Vault-Bidder and Vault-Manager software rounding out the portfolio
•Battery energy storage execution and outlook are strong:
◦Began Commercial Operations of the Stanton Battery Energy Storage System with Wellhead and W Power. Built using Energy Vault’s proprietary system design and Energy Management System,

the Stanton Energy Storage System is one of the largest energy storage systems in Southern California. The 68.8 MW/275.2 MWh battery energy storage system is fully operational at its maximum capacity, providing clean power and improving grid resiliency in the Southern California Edison service territory.
◦Reached substantial completion on our 440 MWh battery energy storage system with NV Energy as of December 2023 and expect to achieve final completion in the first quarter 2024.
◦100 MW/200 MWh project with Jupiter Power expected to be commissioned in the first quarter 2024.
◦Awarded 2.5 GWh-DC battery energy storage by leading international IPP.
•Green hydrogen energy storage creating new and disruptive segment:
◦Began construction of the largest green hydrogen long duration energy storage system in the US with PG&E in Calistoga, California. The project is supported by a 10.5-year tolling agreement with commercial operation expected by the end of the second quarter 2024. This solidifies Energy Vault’s global leadership role in green hydrogen technology for long duration energy storage.
•Proactively shortened the expected time required to reach positive Adjusted EBITDA:
◦Optimized cost structure resulting in 2024 expected cash operating expense approximately 25% to 30% lower compared to 2023, with cost reductions beginning to be realized in the fourth quarter 2023.
Conference Call Information
Energy Vault will host a conference call today, March 12, 2024 at 4:30 PM ET to discuss the results, followed by a Q&A session. A live webcast of the call can be accessed at https://investors.energyvault.com/events-and-presentations/events. To access the call, participants may dial 1-877-704-4453, international callers may use 1-201-389-0920, and request to join the Energy Vault earnings call. A telephonic replay will be available shortly after the conclusion of the call and until March 26, 2024. Participants may access the replay at 1-844-512-2921; international callers may use 1-412-317-6671 and enter access code 13743330. The call will also be available for replay via webcast link on the Investors portion of the Energy Vault website at https://www.energyvault.com/.
About Energy Vault
Energy Vault® develops and deploys utility-scale energy storage solutions designed to transform the world's approach to sustainable energy storage. The Company's comprehensive offerings include proprietary gravity-based storage, battery storage, and green hydrogen energy storage technologies. Each storage solution is supported by the Company’s hardware technology-agnostic energy management system software and integration platform. Unique to the industry, Energy Vault’s innovative technology portfolio delivers customized short-and-long-duration energy storage solutions to help utilities, independent power producers, and large industrial energy users significantly reduce levelized energy costs while maintaining power reliability. Utilizing eco-friendly materials with the ability to integrate waste materials for beneficial reuse, Energy Vault’s EVx™ gravity-based energy storage technology is facilitating the shift to a circular economy while accelerating the global clean energy transition for its customers. Please visit www.energyvault.com for more information.
Non- GAAP measures
Energy Vault has provided a reconciliation of net loss to adjusted EBITDA, with net loss being the most directly comparable GAAP measure, for the historical periods in this press release. A reconciliation of projected non-GAAP measures for the first quarter of 2024 has not been provided because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of our control. Therefore, because of the uncertainty and variability of the nature of the amount of future adjustments, which could be significant, the Company is unable to provide a reconciliation for these forward-looking non-GAAP measures without unreasonable effort.

Forward-Looking Statements
This press release includes forward-looking statements that reflect the Company’s current views with respect to, among other things, the Company’s operations and financial performance. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “targets,” “projections,” “should,” “could,” “would,” “may,” “might,” “will” and other similar expressions. We base these forward-looking statements or projections on our current expectations, plans, and assumptions, which we have made in light of our experience in our industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at the time. These forward-looking statements are based on our beliefs, assumptions, and expectations of future performance, taking into account the information currently available to us. These forward-looking statements are only predictions based upon our current expectations and projections about future events. These forward-looking statements involve significant risks and uncertainties that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including changes in our strategy, expansion plans, customer opportunities, future operations, future financial position, estimated revenues and losses, projected costs, prospects and plans; the uncertainly of our awards, bookings and backlogs equating to future revenue; the lack of assurance that non-binding letters of intent and other indication of interest can result in binding orders or sales; the possibility of our products to be or alleged to be defective or experience other failures; the implementation, market acceptance and success of our business model and growth strategy; our ability to develop and maintain our brand and reputation; developments and projections relating to our business, our competitors, and industry; the ability of our suppliers to deliver necessary components or raw materials for construction of our energy storage systems in a timely manner; the impact of health epidemics, on our business and the actions we may take in response thereto; our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others; expectations regarding the time during which we will be an emerging growth company under the JOBS Act; our future capital requirements and sources and uses of cash; the international nature of our operations and the impact of war or other hostilities on our business and global markets; our ability to obtain funding for our operations and future growth; our business, expansion plans and opportunities and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 12, 2024, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Any forward-looking statement made by us in this press release speaks only as of the date of this press release and is expressly qualified in its entirety by the cautionary statements included in this press release. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws. You should not place undue reliance on our forward-looking statements.

ENERGY VAULT HOLDINGS, INC.

Consolidated Balance Sheets
(In thousands, except par value)

	December 31,
	2023	2022
Assets
Current Assets
Cash and cash equivalents	$109,923	$203,037
Restricted cash	35,632	83,145
Accounts receivable	27,189	37,460
Contract assets	84,873	28,978
Inventory	415	4,378
Customer financing receivable, current portion	2,625	1,500
Advances to suppliers	8,294	24,327
Assets held for sale	6,111	—
Prepaid expenses and other current assets	4,520	7,242
Total current assets	279,582	390,067
Property and equipment, net	31,043	3,044
Intangible assets	1,786	—
Operating lease right-of-use assets	1,700	1,442
Customer financing receivable, long-term portion	6,698	8,260
Investments	17,295	11,080
Other assets	2,649	2,820
Total Assets	$340,753	$416,713
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$21,165	$60,315
Accrued expenses	85,042	14,749
Contract liabilities, current portion	4,923	49,434
Lease liabilities, current portion	724	825
Total current liabilities	111,854	125,323
Deferred pension obligation	1,491	890
Contract liabilities, long-term portion	1,500	1,500
Other long-term liabilities	2,115	1,287
Total liabilities	116,960	129,000
Commitments and contingencies
Stockholders’ Equity
Preferred stock, $0.0001 par value; 5,000 shares authorized, none issued	—	—
Common stock, $0.0001 par value; 500,000 shares authorized, 146,577 issued and outstanding at December 31, 2023 and 138,530 at December 31, 2022	15	14
Additional paid-in capital	473,271	435,852
Accumulated deficit	(248,072)	(147,265)
Accumulated other comprehensive loss	(1,421)	(888)
Total stockholders’ equity	223,793	287,713
Total Liabilities and Stockholders’ Equity	$340,753	$416,713

ENERGY VAULT HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Loss
(In thousands except, per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(Unaudited)	(Unaudited)
Revenue	$118,236	$100,322	$341,543	$145,877
Cost of revenue	114,219	84,386	324,012	86,580
Gross profit	4,017	15,936	17,531	59,297
Operating expenses:
Sales and marketing	4,601	4,295	18,210	12,582
Research and development	7,552	13,836	37,104	42,605
General and administrative	15,838	23,364	68,060	56,622
Depreciation and amortization	223	181	893	7,743
Asset impairment	—	—	—	2,828
Loss from operations	(24,197)	(25,740)	(106,736)	(63,083)
Other income (expense):
Interest expense	(16)	(1)	(35)	(2)
Interest income	2,003	2,339	8,152	3,695
Change in fair value of warrant liability	—	269	—	2,330
Transaction costs	—	—	—	(20,586)
Other income (expense), net	86	(75)	(173)	(226)
Loss before income taxes	(22,124)	(23,208)	(98,792)	(77,872)
Provision for income taxes	48	69	(349)	427
Net loss	$(22,172)	$(23,277)	$(98,443)	$(78,299)

Net loss per share — basic and diluted	$(0.15)	$(0.17)	$(0.69)	$(0.64)
Weighted average shares outstanding — basic and diluted	145,299	139,064	142,851	123,241

Other comprehensive loss — net of tax
Actuarial loss on pension	$(335)	$(749)	$(519)	$(188)
Foreign currency translation gain (loss)	(222)	76	(14)	(287)
Total other comprehensive loss	(557)	(673)	(533)	(475)
Total comprehensive loss	$(22,729)	$(23,950)	$(98,976)	$(78,774)

ENERGY VAULT HOLDINGS, INC.

Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2023	2022
Cash Flows From Operating Activities
Net loss	$(98,443)	$(78,299)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	893	7,743
Non-cash interest income	(1,410)	(365)
Stock based compensation expense	43,097	41,058
Asset Impairment	—	2,828
Gain on change in fair value of warrant liability	—	(2,330)
Provision for credit losses	150	—
Foreign exchange gains and losses	222	316
Change in operating assets	(17,691)	(111,206)
Change in operating liabilities	(19,473)	116,909
Net cash used in operating activities	(92,655)	(23,346)
Cash Flows From Investing Activities
Purchase of property and equipment	(30,431)	(2,319)
Purchase of property and equipment held for sale	(6,111)	—
Purchase of convertible notes	—	(2,000)
Purchase of equity securities	(6,000)	(9,000)
Net cash used in investing activities	(42,542)	(13,319)
Cash Flows From Financing Activities
Proceeds from exercise of stock options	224	171
Proceeds from insurance premium financing	1,250	—
Proceeds from reverse recapitalization and PIPE financing, net	—	235,940
Proceeds from exercise of warrants	—	7,855
Payment of transaction costs related to reverse recapitalization	—	(20,651)
Payment of taxes related to net settlement of equity awards	(6,017)	(5,482)
Repayment of insurance premium financing	(892)	—
Payment of finance lease obligations	(47)	(62)
Net cash provided by financing activities	(5,482)	217,771
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	52	(49)
Net increase in cash, cash equivalents, and restricted cash	(140,627)	181,057
Cash, cash equivalents, and restricted cash – beginning of the period	286,182	105,125
Cash, cash equivalents, and restricted cash – end of the period	145,555	286,182
Less: Restricted cash at end of period	35,632	83,145
Cash and cash equivalents - end of period	$109,923	$203,037

ENERGY VAULT HOLDINGS, INC.

Consolidated Statements of Cash Flows (Continued)
(In thousands)
	Year Ended December 31,
	2023	2022
Supplemental Disclosures of Cash Flow Information:
Income taxes paid	46	3
Cash paid for interest	35	2
Supplemental Disclosures of Non-Cash Investing and Financing Information:
Conversion of redeemable preferred stock into common stock in connection with the reverse recapitalization	—	182,709
Warrants assumed as part of reverse recapitalization	—	19,838
Actuarial gain on pension	(519)	(188)
Property, plant and equipment financed through accounts payable	5,051	—
Assets acquired on finance lease	108	37

Non-GAAP Financial Measures
To complement our condensed consolidated statements of operations, we use non-GAAP financial measures of adjusted selling and marketing (“S&M”) expenses, adjusted research and development (“R&D”) expenses, adjusted general and administrative (“G&A”) expenses, and adjusted EBITDA. Management believes that these non-GAAP financial measures complement our GAAP amounts and such measures are useful to securities analysts and investors to evaluate our ongoing results of operations when considered alongside our GAAP measures. The presentation of these non-GAAP measures is not meant to be considered in isolation or as an alternative to net loss as an indicator of our performance.
The following table provides a reconciliation from GAAP S&M expenses to non-GAAP adjusted S&M expenses (amounts in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(Unaudited)	(Unaudited)
S&M expenses (GAAP)	$4,601	$4,295	$18,210	$12,582
Non-GAAP adjustments:
Stock-based compensation expense	1,666	2,073	7,143	5,111
Reorganization expenses	84	—	84	—
Adjusted S&M expenses (non-GAAP)	$2,851	$2,222	$10,983	$7,471
The following table provides a reconciliation from GAAP R&D expenses to non-GAAP adjusted R&D expenses (amounts in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(Unaudited)	(Unaudited)
R&D expenses (GAAP)	$7,552	$13,836	$37,104	$42,605
Non-GAAP adjustments:
Stock-based compensation expense	1,225	3,764	10,057	14,775
Reorganization expenses	182	—	182	—
Adjusted R&D expenses (non-GAAP)	$6,145	$10,072	$26,865	$27,830
The following table provides a reconciliation from GAAP G&A expenses to non-GAAP adjusted G&A expenses (amounts in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(Unaudited)	(Unaudited)
G&A expenses (GAAP)	$15,838	$23,364	$68,060	$56,622
Non-GAAP adjustments:
Stock-based compensation expense	5,683	8,464	25,897	21,172
Reorganization expenses	318	—	318	—
Adjusted G&A expenses (non-GAAP)	$9,837	$14,900	$41,845	$35,450

The following table provides a reconciliation from non-GAAP adjusted EBITDA to GAAP net loss, the most directly comparable GAAP measure (amounts in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(Unaudited)	(Unaudited)
Net loss (GAAP)	$(22,172)	$(23,277)	$(98,443)	$(78,299)
Non-GAAP adjustments:
Interest income, net	(1,986)	(2,338)	(8,117)	(3,693)
Income tax expense	48	69	(349)	427
Depreciation and amortization	223	181	893	7,743
Stock-based compensation expense	8,574	14,301	43,097	41,058
Reorganization expenses	584	—	584	—
Change in fair value of warrant liability	—	(269)	—	(2,330)
Transaction costs	—	—	—	20,586
Asset impairment	—	—	—	2,828
Foreign exchange (gains) and losses	(86)	153	222	316
Adjusted EBITDA (non-GAAP)	$(14,815)	$(11,180)	$(62,113)	$(11,364)
We present adjusted EBITDA, which is net loss excluding adjustments that are outlined in the quantitative reconciliation provided above, as a supplemental measure of our performance and because we believe this measure is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. The adjusted EBITDA measure excludes the financial impact of items management does not consider in assessing our ongoing operating performance, and thereby facilitates review of our operating performance on a period-to-period basis.
In evaluating adjusted EBITDA, one should be aware that in the future we may incur expenses similar to the adjustments noted above. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net loss, operating loss, or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.
Our adjusted EBITDA measure has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•it does not reflect our cash expenditures, future requirements for capital expenditures, or contractual commitments;
•it does not reflect changes in, or cash requirements for, our working capital needs;
•it does not reflect stock-based compensation, which is an ongoing expense;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our adjusted EBITDA measure does not reflect any cash requirements for such replacements;
•it is not adjusted for all non-cash income or expense items that are reflected in our condensed consolidated statements of cash flows;
•it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;
•it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and
•other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to use to meet our obligations. You should compensate for these limitations by relying primarily on our GAAP results and using adjusted EBITDA only supplementally.

Contacts

Investors:
energyvaultIR@icrinc.com

Media:
media@energyvault.com